                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           THE TESSERACT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             THE TESSERACT GROUP, INC.
                         3800 WEST 80TH STREET, SUITE 1400
                           MINNEAPOLIS, MINNESOTA  55431


October 6, 1998


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of The TesseracT Group, Inc. which will be held in the North Scottsdale TesseracT School, 9701 East Bell Road, Scottsdale, Arizona, at 2:00 p.m. Mountain Standard Time, on Thursday, November 12, 1998.

The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

Sincerely,




John T. Golle
Chairman of the Board and Chief Executive Officer

                             THE TESSERACT GROUP, INC.
                         3800 WEST 80TH STREET, SUITE 1400
                           MINNEAPOLIS, MINNESOTA   55431


Notice of Annual Meeting of Shareholders to be held on
Thursday, November 12, 1998


The Annual Meeting of Shareholders of The TesseracT Group, Inc., (the "Company") will be held in the North Scottsdale TesseracT School, 9701 East Bell Road, Scottsdale, Arizona, at 2:00 p.m. Mountain Standard Time, on Thursday, November 12, 1998, for the following purposes:

1.   To elect two directors for terms of three years.

2. To act upon a proposal to ratify the appointment of Arthur Andersen LLP by the Board of Directors to act as independent auditors of the Company for the fiscal year ending June 30, 1999.

3. To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed September 23, 1998, as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

By Order of the Board of Directors,




Gale R. Mellum
Secretary
Minneapolis, Minnesota
October 6, 1998

                             THE TESSERACT GROUP, INC.
                         3800 WEST 80TH STREET, SUITE 1400
                           MINNEAPOLIS, MINNESOTA  55431



                                   PROXY STATEMENT


INFORMATION CONCERNING THE SOLICITATION

The enclosed proxy is being solicited by the Board of Directors of The TesseracT Group, Inc., a Minnesota corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting"), to be held on November 12, 1998, and at any adjournments thereof. Proxies in the accompanying form which are properly executed and returned and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

The Company will pay the cost of soliciting proxies in the accompanying form.
In addition to solicitation by the use of the mails, certain directors, officers, and employees of the Company may solicit proxies by telephone, telegram, or personal contact without additional compensation being paid to them for such solicitation. The Company has requested brokerage firms, custodians, nominees, and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse such persons for their reasonable out-of-pocket expenses in so forwarding such materials.

The address of the principal executive office of the Company is 3800 West 80th Street, Suite 1400, Minneapolis, Minnesota 55431, and the Company's telephone number is (612) 837-8700. The mailing of this Proxy Statement and form of proxy to shareholders will commence on or about October 6, 1998.


OUTSTANDING VOTING SECURITIES

Only shareholders of record at the close of business on September 23, 1998, are entitled to vote at the Meeting. On that day, there were issued and outstanding 9,579,106 shares of common stock, the only authorized and issued voting security of the Company. Each shareholder is entitled to one vote for each share held.


VOTE REQUIREMENT

The affirmative vote of the holders of a majority of the outstanding shares of common stock present and entitled to vote on each matter to be acted upon at the Meeting is required for the approval of such matter. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock as of September 1, 1998 (unless otherwise noted below) by (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 7 of this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares and the address of the listed beneficial owner is that of the Company.


 Name and Address                       Amount and Nature     Percent of Common
 Of Beneficial Owner                 Of Beneficial Ownership  Stock Outstanding
 -------------------                 -----------------------  -----------------
 Nelkin Capital Management, Inc.
 111 Great Neck Road, Suite 304
 Great Neck, NY  11021 (1)                  1,371,000               14.3%

 Perkins Capital Management, Inc.
 730 East Lake Street
 Wayzata, MN  55391 (2)                       595,100                6.2%

 Benjamin Nazarian (3)                        701,000                7.3%

 John T. Golle (4)                            421,906                4.3%

 Gale R. Mellum (5)                           257,372                2.7%

 Robert I. Karon (6)                          190,817                2.0%

 Philip E. Geiger (7)                          71,100                 *

 Tony L. Verbeten (8)                          39,167                 *

 Martha Taylor Thomas                               -                 *


 All directors and executive
 officers as a group (8 persons)
 (3) (4) (5) (6) (7) (8) (9)                1,691,362               16.8%


----------------------------------

* Represents beneficial ownership of not more than 1% of the outstanding common stock.

(1) Based on information provided to the Company by Nelkin Capital Management, Inc. ("Nelkin") as of September 1, 1998. Nelkin reports having sole voting and dispositive power with respect to 1,295,000 shares and shared voting and dispositive power with respect to 76,000 shares.

(2) Based on a Schedule 13G filed by Perkins Capital Management, Inc. ("Perkins") on August 31, 1998. Perkins reports having sole voting power with respect to 246,000 shares and sole dispositive power with respect to all shares listed.

(3) Includes 311,500 shares owned by Pioneer Venture Fund, LLC, a private investment group of which Mr. Nazarian is a Managing Member. Includes 309,500 shares owned by Union Communications Company, a private investment group of which Mr. Nazarian is Head of Investments.

(4) Includes 1,280 shares held by a member of Mr. Golle's immediate family, of which shares Mr. Golle disclaims beneficial ownership. Includes 275,000 shares issuable pursuant to options exercisable within 60 days. Does not include 55,285 shares held in five trusts of which Mr. Karon is trustee and the beneficiaries of which are members of Mr. Golle's immediate family, and 18,310 shares held by the Golle Family Foundation, a charitable organization.

(5) Includes 72,222 shares owned by a member of Mr. Mellum's immediate family, of which shares Mr. Mellum disclaims beneficial ownership. Includes 5,000 shares held by two trusts of which Mr. Mellum is trustee and the beneficiaries of which are members of Mr. Mellum's immediate family. Includes 50,000 shares issuable pursuant to options exercisable within 60 days.

(6) Includes 55,285 shares held by five trusts of which Mr. Karon is trustee and the beneficiaries of which are members of Mr. Golle's immediate family. Includes 50,000 shares issuable pursuant to options exercisable within 60 days.

(7) Includes 55 shares owned by a member of Mr. Geiger's immediate family, of which shares Mr. Geiger disclaims beneficial ownership. Includes 70,000 shares issuable pursuant to options exercisable within 60 days.

(8) Includes 39,167 shares issuable pursuant to options exercisable within 60 days.

(9) Includes 10,000 shares issuable to an executive officer not named in the Summary Compensation Table on page 7 of this Proxy Statement pursuant to options exercisable within 60 days.


                                PROPOSAL NUMBER ONE
                               ELECTION OF DIRECTORS

Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

The shareholders will be asked to elect two Class II directors at the Meeting for a term of three years expiring in 2001. Each of the nominees is a current director of the Company and has previously been elected by the shareholders. Each nominee has indicated a willingness to serve as a director, but in case any nominee is not a candidate for any reason, the proxies named in the accompanying form of proxy may vote for a substitute nominee in their discretion.

Following is information regarding the nominees.

CLASS II (THREE-YEAR TERM EXPIRING IN 1998)

ROBERT I. KARON, age 52, director since April 1987.
     Mr. Karon has been a member of the accounting firm of SK&B Business Services, Inc. since 1975.

GALE R. MELLUM, age 55, director since April 1987.
     Mr. Mellum has been a member of the law firm of Faegre & Benson since 1968, which has acted as general counsel to the Company since its inception. In addition, Mr. Mellum was named Secretary of the Company in February 1998.

Following is information regarding each director whose term of office will continue after the Meeting.

CLASS III (THREE-YEAR TERM EXPIRING IN 1999)

BENJAMIN NAZARIAN, age 26, director since July 1998.
     Mr. Nazarian has been general counsel for HPM Stadco, Inc., a manufacturer of machinery for the plastics and die casting industries since November 1997. In addition, he has held the position of Vice President of Business Development at HPM Stadco, Inc., since September of 1997. Since September 1996, Mr. Nazarian has been a Managing Member of the Pioneer Venture Fund, a private investment group. Since 1993, Mr. Nazarian has held the position of Head of Investments for Union Communications Company, a private investment group.

CLASS I (THREE-YEAR TERM EXPIRING IN 2000)

JOHN T. GOLLE, age 54, director since July 1986.
     Mr. Golle founded the Company and has been Chairman of the Board and Chief Executive Officer since its inception.

MARTHA TAYLOR THOMAS, age 50, director since December 1997.
     Ms. Taylor Thomas is an education consultant and licensed attorney. Prior to this position, Ms. Taylor Thomas held various positions at Grand Canyon University from October 1987 to December 1996, where she served most recently as Provost and Chief Operating Officer. Ms. Taylor Thomas is a director of St. Luke's Health System, a wholly owned subsidiary of Tenet Healthcare Corp., and Nortrust of Arizona Corporation, a wholly owned subsidiary of Northern Trust Corporation.

None of the nominees is related to any other director or to any other executive officer of the Company.


            COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors met or adopted resolutions by written action twelve times during the last fiscal year. Committees of the Board of Directors include the Compensation, Option, and Audit Committees. The Board of Directors does not have a nominating committee.

The following describes the functions performed by each of the committees:

COMPENSATION COMMITTEE

The Compensation Committee, consisting of Messrs. Mellum and Nazarian and Ms. Taylor Thomas, reviews and acts upon management recommendations concerning employee compensation, including bonuses. The Compensation Committee met one time during fiscal 1998.

OPTION COMMITTEE

The Option Committee, consisting of Messrs. Karon and Nazarian and Ms. Taylor Thomas, reviews and acts upon management recommendations concerning the granting of stock options. In addition, the committee administers The TesseracT Group, Inc. 1988 Stock Option Plan (the "1988 Plan") and The TesseracT Group, Inc. 1992 Long-Term Executive Stock Option Plan (the "1992 Plan"). The Option Committee met three times during fiscal 1998.

AUDIT COMMITTEE

The Audit Committee, made up of Messrs. Karon and Mellum, makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met one time during fiscal 1998.

All current directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during fiscal 1998.

DIRECTOR COMPENSATION

The 1988 Plan provides for the nondiscretionary grant of a nonstatuatory stock option to purchase 10,000 shares of common stock to each non-employee director on the date of each annual meeting of the Company's shareholders as compensation for services for the ensuing year. Non-employee directors joining the board between annual meetings are granted an option to purchase a pro-rata portion of such number of shares. All non-employee director options have an exercise price equal to the fair market value of a share of common stock on the date of grant and the options become fully exercisable one year after the date of grant.

In addition to the stock options provided to non-employee directors, beginning in April 1998, each non-employee director will receive an annual cash retainer of $24,000, payable quarterly in arrears, plus per meeting fees of $1,000 for each meeting of the Board of Directors attended, $250 for each board meeting held by telephonic conference call which lasts over thirty minutes and in which the director participates, and $500 for each committee meeting attended.

ELECTION OF DIRECTORS

Pursuant to the Restated Articles of Incorporation of the Company, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 50 days prior to the date fixed for such meeting, together with the written consent of such person to serve as a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by the Securities and Exchange Commission and based solely on a review of copies of forms furnished to the Company and written representations from the Company's officers and directors, the Company makes the following disclosure. On August 10, 1998, Ms. Taylor Thomas filed a Form 3 that was due December 29, 1997. This form reported a grant to Ms. Taylor Thomas of an option to purchase shares of the Company's common stock. On August 13, 1998, Mr. Karon filed a Form 4 that was due on June 10, 1998. This form reported a disposition of the Company's common stock by a professional association of which Mr. Karon is a member.


                       REPORT OF THE COMPENSATION AND OPTION
                        COMMITTEES ON EXECUTIVE COMPENSATION

The Company's policies regarding the compensation of executive officers are the responsibility of the Compensation and Option Committees of the Board of Directors. The fundamental goal of the Compensation and Option Committees is to develop a compensation program that will attract and retain highly talented executives, provide the executives with incentives to meet the strategic objectives of the Company and create a common interest between executives and shareholders by sharing the risks and rewards of strategic decision making.

The primary components of each executive officer's compensation package are base salary, an annual performance bonus, and stock options. Base salaries and annual performance bonuses of executive officers are determined by the compensation committee. The option committee determines the size and other terms of all stock options granted to executive officers.

BASE SALARY

To attract and retain talented executives who are critical to the Company's long-term success, the Compensation Committee believes the Company must offer a competitive total compensation package to that offered by other companies providing educational services and products and companies with similar market capitalizations. In addition the Compensation Committee also considers personal criteria when determining base salaries, including the decision-making responsibilities of each executive officer's position and the experience, work performance, and team-building skills of the executive officer.

During fiscal 1998, compensation amounts for executive officers were adjusted to account for the impact of inflation only.

ANNUAL PERFORMANCE BONUS

Each executive officer is eligible to receive some form of cash performance bonus at the end of each fiscal year. The purpose of the performance bonus is to provide incentives to executives to meet specific strategic and financial goals of the Company set by the Compensation Committee on an annual basis, as well as defined personal objectives. Each executive officer's bonus is limited to the amount of his or her base salary, with the exception of Mr. Golle, whose bonus is limited to an amount equal to two times his base salary.

During fiscal 1998, no performance bonuses were awarded to the executive officers.

STOCK OPTIONS

The policy of the Option Committee has historically been to grant stock options on an annual basis to each employee of the Company, including executive officers. The exercise price of the stock options is set at the fair market value of the underlying stock as of the date of grant. Accordingly, the stock options provide value to executive officers only when the price of the Company's stock increases above the price on the date of grant. During fiscal 1998, stock options to purchase a total of 415,000 shares of the Company's common stock were granted to executive officers of the Company, including 65,000 shares granted to persons upon becoming executive officers of the Company. The vesting terms of the grants were structured by the Option Committee to ensure continuity within the Company by retaining key officers and to create a common interest in the executive officers and the shareholders in increasing long-term value of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Golle received a base salary of $334,750 in fiscal 1998, representing a 3% increase over his fiscal 1997 base salary. Because the Company did not meet the performance goals set by the Compensation Committee, Mr. Golle was not paid a performance bonus in fiscal 1998. However, in consideration of Mr. Golle's significant contribution to the Company in connection with the negotiation of the merger between the Company and Sunrise Educational Services, Inc., the Option Committee accelerated the vesting of 200,000 of Mr. Golle's options to purchase the Company's common stock and granted to Mr. Golle an option to purchase an additional 100,000 shares of the Company's common stock. In addition, the Option Committee decided to regrant to Mr. Golle options to purchase an aggregate of 145,000 shares of the Company's common stock which had expired in January 1997.

Gale Mellum                             Robert Karon
Benjamin Nazarian                       Benjamin Nazarian
Martha Taylor Thomas                    Martha Taylor Thomas

MEMBERS OF THE COMPENSATION COMMITTEE   MEMBERS OF THE OPTION COMMITTEE

                        EXECUTIVE OFFICERS AND COMPENSATION

The Company's executive officers, other than Mr. Golle, are identified below.

DR. PHILIP E. GEIGER, age 51, was appointed President of the Company in January 1996 and was appointed to the additional position of Chief Operating Officer in April 1997. From July 1994 to December 1995, Dr. Geiger served as the Company's New Jersey President. Prior to joining the Company, Dr. Geiger was Superintendent of Piscataway Township Public Schools, Piscataway, New Jersey, from July 1991 to June 1994.

TONY L. VERBETEN, age 37, was appointed Chief Financial Officer of the Company in February 1998. From July 1993 to January 1998, Mr. Verbeten served as the Company's Controller.

TODD K. SEVERSON, age 50, was appointed Vice President of Human Resources of the Company in November 1997. From April 1996 to July 1997, Mr. Severson served as Vice President of Human Resources for CILCO, an energy services company. From February 1993 to March 1996, Mr. Severson was Vice President of Human Resources for Thorn, EMI PLC, a worldwide music retail and rental company.

Each executive officer is elected by and serves at the pleasure of the Board of Directors. There is no family relationship between any of the executive officers.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information for the fiscal years ended June 30, 1998, 1997, and 1996 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the Company's other executive officers whose total salary and bonus compensation for fiscal 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

                              SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                              Compensation
                                                  Annual Compensation            Awards
                                   Fiscal    ----------------------------   ---------------
   Name and Principal Position      Year         Salary          Bonus      Options Granted
--------------------------------  ---------  -------------    -----------   ---------------
 John T. Golle                      1998      $334,750        $     -            245,000
 (Chairman and Chief                1997       325,000              -                  -
 Executive Officer)                 1996       325,000              -            120,000 (2)
                                                                                 370,000 (2)
                                                                                 125,000

 Philip E. Geiger                   1998       206,000              -            100,000
 (President and Chief               1997       200,000 (3)     50,000              5,000
 Operating Officer)                 1996       200,000 (3)          -            100,000
                                                                                   5,000 (2)

 Tony L. Verbeten                   1998       103,750              -             45,000
 (Chief Financial Officer) (1)


(1) Mr. Verbeten was named an executive officer of the Company on February 16,1998.

(2) Options granted in fiscal 1996 through the repricing of existing options. The 120,000 options granted to Mr. Golle were surrendered as part of the 370,000 repriced option grant in January 1996.

(3) Included a guaranteed bonus of $50,000 paid in equal installments as part of Dr. Geiger's monthly salary.

EMPLOYMENT AGREEMENTS

On April 19, 1991, the Company entered into an employment agreement with Mr. Golle which provides that Mr. Golle will receive a base salary of $120,000 annually, or such higher amount as the Company in its discretion may determine to be appropriate. The initial term of the employment agreement continued until June 30, 1994, at which time the agreement reviewed automatically for successive one-year terms. The Company may terminate Mr. Golle's employment without cause by giving 90 days notice upon which Mr. Golle would be entitled to receive his current base salary for nine months plus the pro-rata portion of his performance bonus, as described below, calculated as of a date 30 days after such termination. Under the agreement, Mr. Golle may not compete with the Company for a period of two years after the termination of his employment unless termination is involuntary and effected by the Company without cause.

Effective July 1, 1993, Mr. Golle's employment agreement was amended to change the terms of the performance bonus. Under the amended employment agreement, for each fiscal year beginning with 1994, Mr. Golle will receive as a performance bonus a share of the management bonus pool established by the Compensation Committee for such year. The amount and the terms of Mr. Golle's share of each management bonus pool are to be determined by the Compensation Committee in its discretion.

On August 10, 1993, the Company entered into an employment agreement with Dr. Geiger which provides that Dr. Geiger will receive a base salary of $150,000 annually, or such higher amount as the Company in its discretion may determine to be appropriate. In addition, Dr. Geiger will be eligible to receive annual performance bonuses to be based on the profitability of the Company. The Company has guaranteed a minimum annual bonus of $50,000 which is paid in equal installments as part of Dr. Geiger's monthly salary. The Company may terminate Dr. Geiger's employment without cause by giving 30 days' written notice of termination, upon which Dr. Geiger would be entitled to receive his regular base salary for a period of six months. Under the agreement, Dr. Geiger may not compete with the Company for a period of one year after the termination of his employment unless such termination is involuntary and effected by the Company without cause.

On February 16, 1998, the Company entered into an employment agreement with Mr. Verbeten which provides that Mr. Verbeten will receive a base salary of $125,000 annually, or such higher amount as the Company in its discretion may determine to be appropriate. Mr. Verbeten shall be eligible to receive annual performance bonuses to be determined by the Company's Board of Directors in annual amounts not to exceed $50,000, based on the achievement of mutually agreed individual and corporate performance objectives. The Company may terminate Mr. Verbeten's employment without cause by giving 30 days' written notice of termination, upon which Mr. Verbeten would be entitled to receive his regular base salary for a period of six months. Under the agreement, Mr. Verbeten may not compete with the Company for a period of one year after termination of his employment unless such termination is involuntary and effected by the Company without cause.

STOCK OPTIONS

The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1998.

                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                               Annual Rates of
                                                                                 Stock Price
                                                                                 Appreciation
                                               Individual Grants              For Option Term (6)
                                    ---------------------------------------  --------------------
                                      Percent of
                                     Total Options
                                      Granted to     Exercise
                       Options         Employees     Price Per  Expiration
       Name            Granted      In Fiscal Year   Share (5)     Date         5%         10%
------------------  -------------   ---------------------------------------  ---------------------
John T. Golle       245,000 (1)          32.6%      $4.56        8/18/2007    $702,601  $1,780,529

Philip E. Geiger    100,000 (2)          13.3        4.56        8/18/2007     286,776     726,747

Tony L. Verbeten      5,000 (3)            .7        4.56        8/18/2007      14,339      36,337
                     40,000 (4)           5.3        4.69        2/15/2008     117,981     298,986

(1) 145,000 of these options were granted under the 1992 Plan and are exercisable in annual 33% increments beginning August 19, 2000. The remaining 100,000 options were granted under the 1992 Plan and are exercisable in annual 20% increments beginning August 19, 2002, provided that the options may become exercisable on an accelerated schedule if certain performance objectives are met.

(2) 50,000 of these options were granted under the 1992 Plan and are exercisable in annual 33% increments beginning August 19, 2000. The remaining 50,000 options were granted under the 1988 Plan and are exercisable in annual 20% increments beginning August 19, 1997.

(3) These options were granted under the 1988 Plan and are exercisable in annual 33% increments beginning August 19, 1997.

(4) These options were granted under the 1992 Plan and are exercisable in annual 20% increments beginning February 16, 2003, provided that the options may become exercisable on an accelerated schedule if certain performance objectives are met.

(5) The exercise price per share of the options listed in the table are not less than the fair market value of a share of the Company's common stock on the date of grant, as determined under the 1988 and 1992 Plans.

(6) Potential realizable values shown above represent the potential gains based upon annual compound stock price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and the Company's common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

The following table summarizes options exercised during fiscal 1998 and provides information regarding unexercised options held by the Named Executive Officers at fiscal year-end.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES (1)


                                                         Value of Unexercised In-the-
                          Unexercisable Options               Money Options At
                            At Fiscal Year End               Fiscal Year End (2)
                      ------------------------------    -----------------------------
 Name                 Exercisable      Unexercisable    Exercisable     Unexercisable
------------------    -----------      -------------    ------------    -------------
 John T. Golle          200,000           540,000            $50,000         $181,550

 Philip E. Geiger        10,000           200,000              4,400           76,150

 Tony L. Verbeten        21,665            50,835              6,248           17,252

(1)  No options were exercised by the Named Executive Officers during fiscal
     1998.

(2) Value is based on a share price of $5.00, which was the closing price for a share of the Company's common stock on the NASDAQ National Market System on June 30, 1998, minus the exercise price.


PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's common stock from June 30, 1993, to June 30, 1998, with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market - U.S. Companies (the "CRSP Index"), and the Company - Determined Peer Group Index (the "Peer Index") over the same period. The Peer Index, comprised of a representative sample of publicly-owned companies which are competitive with the Company, includes the following issuers: Childtime Learning Centers, Nobel Education Dynamics, Berlitz International, Noodle Kidoodle, Sylvan Learning Systems, Apollo Group, Computer Learning Centers, DeVry, International Business Schools, ITT Educational Services, and Education Management Corporation. The Peer Index no longer includes Children's Discovery Centers of America, as that Company was no longer publicly owned at June 30, 1998.

--------------------------------------------------------------------------------
                  JUNE 30,  JUNE 30,   JUNE 30,  JUNE 30,  JUNE 30,    JUNE 30,
                    1993      1994       1995      1996      1997        1998
--------------------------------------------------------------------------------
 The TesseracT
 Group, Inc.       $100.00    $38.60     $37.10     $10.20    $13.30      $15.20
--------------------------------------------------------------------------------
 CRSP Index         100.00    101.00     134.80     173.00    210.40      277.60
--------------------------------------------------------------------------------
 Peer Index         100.00    118.00     181.60     431.60    561.90      786.50
--------------------------------------------------------------------------------

                         COMPENSATION COMMITTEE INTERLOCKS
                             AND INSIDER PARTICIPATION

During fiscal 1998, Messrs. Mellum and Karon, Ms. Taylor Thomas, John T. Walton and Richard T. Burke served on the Compensation Committee and/or the Option Committee. Messrs. Walton and Burke are no longer directors of the Company.

Faegre & Benson, a law firm in which Mr. Mellum is a partner, provides the Company with legal services.

The Company believes that the above-referenced transactions were on terms no less favorable to the Company than those obtainable in arms-length transactions with unaffiliated third parties.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 1998, the Company terminated an agreement for the development of up to thirty TesseracT schools with TesseracT Development Company II, a general partnership in which Mr. Golle had a 25% interest, for an aggregate payment of $240,000.

Sunrise Educational Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Sunrise"), is party to an Administrative Services Agreement, License and Equipment Lease dated February 1, 1994 (the "PSI Agreement") with Preschool Services, Inc., a Hawaii non-profit corporation ("PSI"). PSI is governed by a seven-member board of directors, two members of which are Messrs. Golle and Geiger. Messrs. Golle and Geiger receive no compensation for their services to PSI. Pursuant to the PSI Agreement, Sunrise operates seven preschools for PSI in exchange for a management fee equal to 9% of adjusted revenue. Sunrise also entered into an agreement with PSI to provide management, administration, and educational programs to the public charter schools operated by PSI. In return for providing these services, Sunrise receives an administrative fee equal to 12.5% of total charter school revenue received by PSI. PSI operates its charter schools in certain of the Sunrise preschool centers, for which Sunrise is reimbursed for the facility costs and lease expense of the occupied space.

The Company believes that the above-referenced transactions were on terms no less favorable to the Company than those obtainable in arms-length transactions with unaffiliated third parties.

                                PROPOSAL NUMBER TWO
                              APPOINTMENT OF AUDITORS

The firm of Arthur Andersen LLP, independent public accountants, has been the auditors for the Company since 1988. Upon the recommendation of the Audit Committee, the Board of Directors has again selected Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 1999, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

A representative of Arthur Andersen LLP will be present at the Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the Meeting.

                      SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 1998, including financial statements, is being mailed with this Proxy Statement.

Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting must be received by the Company at its principal executive office no later than June 8, 1999. Any other shareholder proposals intended to be presented at the 1999 annual meeting of shareholders must be received by the Company at its principal executive office no later than August 24, 1999.

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Meeting other than those referred to herein. If any other matters do properly come before the Meeting calling for a vote of shareholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgement.

By order of the Board of Directors,


Gale R. Mellum
Secretary
October 6, 1998

THE TESSERACT GROUP, INC.              THIS PROXY IS SOLICITED ON BEHALF OF
3800 WEST 80TH STREET, SUITE 1400      THE BOARD OF DIRECTORS
MINNEAPOLIS, MINNESOTA 55431           The undersigned hereby appoints John T.
                                       Golle and Tony L. Verbeten, and each of
                                       them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock of The Tesseract
                                       Group, Inc. held of record by the
                                       undersigned on September 23, 1998, at
                                       the Annual Meeting of Shareholders to be held on November 12, 1998, or any adjournment thereof.
PROXY

1. The Board of Directors shall consist of five persons. Nominees to the Board of Directors are Robert I. Karon and Gale R. Mellum for a term of three years until their respective successors shall be elected and qualified.

   / / FOR THE NOMINEES LISTED ABOVE   / / WITHHOLD AUTHORITY
                                         to vote for the nominees listed above

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent auditors of the Company for the 1999 fiscal year.

               / / FOR            / / AGAINST            / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     ----------------------------------------
                                     Signature

                                     ----------------------------------------
                                     Signature if held jointly

                                     Dated:
                                             --------------------------------

                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE
                                      ENCLOSED ENVELOPE